        EXHIBIT 99.8

FORM OF NOMINEE HOLDER CERTIFICATION

KEYSTONE CONSOLIDATED INDUSTRIES, INC.

The undersigned, a bank, broker, trustee, depositary, or other nominee of non-transferable subscription rights (the “Subscription Rights”) to purchase shares of common stock, par value $0.01 per share (the “Common Stock”), of Keystone Consolidated Industries, Inc. (the “Company”) pursuant to the subscription rights offering described and provided for in the Company’s prospectus dated [_________], hereby certifies to the Company and to Computershare Inc., as Subscription Agent for such subscription rights offering, that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Subscription Rights specified below pursuant to the Basic Subscription Right (as defined in the Instructions as to Use of Subscription Rights Certificates) and, on behalf of beneficial owners of Subscription Rights who have subscribed for the purchase of additional shares of Common Stock pursuant to the Oversubscription Right, the number of shares specified below pursuant to the Oversubscription Right (as defined in the Instructions as to Use of Subscription Rights Certificates), listing separately below each such exercised Basic Subscription Right and the corresponding Oversubscription Right (without identifying any such beneficial owner), and (2) to the extent a beneficial owner has elected to subscribe for shares pursuant to the Oversubscription Right, each such beneficial owner’s Basic Subscription Right has been exercised in full:

Number of Shares Owned on the Record Date	Number of Shares Subscribed for Pursuant to Basic Subscription Right	Number of Shares Subscribed for Pursuant to Oversubscription Right
1.
2.
3.
4.
5.
6.
7.
8.
9.

________________________________ Name of Nominee Holder	________________________________ DTC Participant Number
By: ________________________________ Name: Title: Phone Number: Fax Number:	________________________________ DTC Basic Subscription Confirmation Numbers
Dated: ______________________, 2007